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                                                                    Exhibit 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-89582, 333-07003, 333-16209 and 333-30727) of
Davox Corporation, of our report dated February 28, 1998, with respect to the consolidated financial statements of AnswerSoft, Inc. including the consolidated balance sheets for the years ended December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended December 31, 1997, included in Davox Corporation's Current Report on Form 8-K dated March 9, 1998.


                                    /s/ Ernst & Young LLP

Dallas, Texas
March 12, 1998

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